Exhibit 99.1

FOR IMMEDIATE RELEASE
Hanover Compressor Company and
Universal Compression Holdings, Inc.
Receive Hart-Scott-Rodino Request for Additional Information
HOUSTON — Hanover Compressor Company (NYSE: HC) (Hanover) and Universal Compression Holdings, Inc. (NYSE: UCO) (Universal) jointly announced today that they have received a request for additional information from the Antitrust Division of the U.S. Department of Justice (DOJ) regarding the proposed merger between the companies. The information request was issued under notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
The effect of the second request is to extend the waiting period imposed by the HSR Act until thirty (30) days after Hanover and Universal have substantially complied with the second request, unless that period is extended voluntarily by the parties or terminated sooner by the DOJ. Issuance of a second request is not unusual for a transaction of this size, and the companies intend to cooperate fully and respond promptly.
Hanover and Universal remain optimistic that the merger will proceed and still expect a closing within the originally stated time frame of the third quarter of 2007.
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About Hanover Compressor Company
Hanover Compressor Company, headquartered in Houston, Texas, is a global market leader in full service natural gas compression and a leading provider of service, fabrication and equipment for oil and natural gas production, processing and transportation applications. More information can be found at www.hanover-co.com.
About Universal Compression Holdings, Inc.
Universal Compression Holdings, Inc., headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry. Additional information is available at Universal’s website, www.universalcompression.com.

Forward-Looking Statements
Statements about Hanover’s and Universal’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Hanover’s and Universal’s control, which could cause actual results to differ materially from such statements. Forward looking information includes, but is not limited to, statements regarding whether and when the transactions contemplated by the merger agreement will be consummated. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the result of the review of the proposed merger by various regulatory agencies and any conditions imposed on the new company in connection with consummation of the merger; failure to receive the approval of the merger by the stockholders of Hanover and Universal and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Hanover’s Annual Report on Form 10-K for the twelve months ended December 31, 2006 and Universal’s Annual Report on Form 10-K for the twelve months ended December 31, 2006, and those set forth from time to time in Hanover’s and Universal’s filings with the Securities and Exchange Commission, which are available through Hanover’s and Universal’s websites at www.hanover-co.com and www.universalcompression.com. Hanover and Universal expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.
Additional Information
In connection with the proposed merger, a registration statement of the new company, Iliad Holdings, Inc., which will include proxy statements of Universal Compression Holdings, Inc. and Hanover Compressor Company, and other materials, will be filed with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UNIVERSAL, HANOVER, ILIAD HOLDINGS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus when they are available and other documents containing information about Universal and Hanover, without charge, at the SEC’s web site at www.sec.gov, Universal’s web site at www.universalcompression.com, and Hanover’s web site at www.hanover-co.com. Copies of the registration statement and the proxy statement/prospectus and the SEC filings that will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Universal Compression Holdings, Inc., 713-335-7000 or to Investor Relations, Hanover Compressor Company, 832-554-4856.
Participants in Solicitation
Hanover Compressor Company and Universal Compression Holdings, Inc. and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the merger. Information about these persons can be found in Hanover’s and Universal’s respective proxy statements relating to their 2006 annual meetings of stockholders as filed with the SEC on March 24, 2006 and March 15, 2006, respectively. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.

CONTACTS:
Hanover Compressor Company	Universal Compression Holdings, Inc.
Lee E. Beckelman, Senior Vice President,	J. Michael Anderson, Senior Vice President and
Chief Financial Officer	Chief Financial Officer
281-405-5194	713-335-7295

Stephen P. York, Vice President, Investor Relations & Technology	David Oatman, Vice President, Investor Relations
832-554-4856	713-335-7460